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                                                                    EXHIBIT 24.2

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that the undersigned, Burton B. Goldstein, Jr., a Georgia resident, does hereby constitute and appoint Kimberley
E. Thompson and Mark W. Partin, and each of them, a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to (1) the registration statement on Form S-1 to be filed with the Securities and Exchange Commission in connection with the initial public offering by HeadHunter.NET, Inc. of its common stock, and (2) any and all amendments thereto, including post-effective amendments, to such registration statement, and (3) a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to cause the same (together with all exhibits thereto) to be filed with the Securities and Exchange Commission. The undersigned hereby grants unto such attorneys and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and hereby ratifies and confirms all that such attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 4th day of June, 1999.

                                   /s/ Burton B. Goldstein, Jr.
                                   ---------------------------------
                                    Burton B. Goldstein, Jr.